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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Amount Previously Paid:
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Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

April 14, 2011

Dear Stockholder:

        You are cordially invited to attend this year's Annual Meeting of Stockholders of Main Street Capital Corporation, which will be held on June 15, 2011, at 1330 Post Oak Boulevard, Second Floor—Hill Country Room, Houston, Texas, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

        If your shares are held in book-entry form on the records of American Stock Transfer & Trust Company, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in "street name," your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

        Thank you for your support.

Sincerely yours,
VINCENT D. FOSTER Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 15, 2011.

        Our proxy statement and annual report on Form 10-K for the year ended December 31, 2010 are available on the Internet at http://mainstcapital.com under the "Proxy and Annual Report" section of our web site.

        The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

  •
  The date, time and location of the meeting;

  •
  A list of the matters intended to be acted on and our recommendations regarding those matters;

  •
  Any control/identification numbers that you need to access your proxy card; and

  •
  Information about attending the meeting and voting in person.

Main Street Capital Corporation

1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

        The 2011 Annual Meeting of the Stockholders of Main Street Capital Corporation, a Maryland corporation, will be held at 1330 Post Oak Boulevard, Second Floor—Hill Country Room, Houston, Texas, on Wednesday, June 15, 2011, at 9:00 AM local time, in order to:

  (1)
  elect our directors for a term of one year;

  (2)
  approve a proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share;

  (3)
  provide an advisory vote on executive compensation;

  (4)
  provide an advisory vote on the frequency of the advisory vote on executive compensation; and

  (5)
  transact such other business as may properly come before the meeting or any adjournment thereof.

        If you were a stockholder as of the close of business on April 1, 2011, you are entitled to vote at the meeting and at any adjournment thereof.

        Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption "Voting Information."

        We have enclosed a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, with this notice and proxy statement.

By Order of the Board of Directors,
JASON B. BEAUVAIS Secretary

Dated: April 14, 2011

 PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Page
GENERAL INFORMATION	1
VOTING INFORMATION	1
Record Date and Who May Vote	1
How to Vote	1
How to Revoke or Change Your Vote	2
Quorum	2
Proposals to Be Voted on; Vote Required; and How Votes Are Counted	2
Confidential Voting	3
ELECTION OF DIRECTORS (ITEM 1)	4
CORPORATE GOVERNANCE	8
Director Independence	8
Communications with the Board	8
Board Leadership Structure	9
Board of Directors and its Committees	9
Compensation Committee Interlocks and Insider Participation	10
Director Nomination Process	11
Board's Role in the Oversight of Risk Management	12
COMPENSATION OF DIRECTORS	12
Director Compensation Table	13
EXECUTIVE OFFICERS	14
COMPENSATION DISCUSSION AND ANALYSIS	15
Compensation Philosophy and Objectives	15
Assessment of Market Data	16
Assessment of Company Performance	16
Executive Compensation Components	17
Potential Payments Upon Change in Control	18
Tax Deductibility of Compensation	19
Participation of Executives in Outside Public Directorships	19
2010 Compensation Determination	19
COMPENSATION COMMITTEE REPORT	21
COMPENSATION OF EXECUTIVE OFFICERS	22
Summary Compensation Table	22
Grants of Plan-Based Awards	23
Outstanding Equity Awards at Fiscal Year-End	24
Equity Awards Vested in 2010 Fiscal Year	25
Risk Management and Compensation Policies and Practices	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
AUDIT COMMITTEE REPORT	27
APPROVAL TO AUTHORIZE THE SALE OF COMMON STOCK, WITH APPROVAL OF OUR BOARD OF DIRECTORS, DURING THE NEXT YEAR AT A PRICE BELOW NET ASSET VALUE PER SHARE (ITEM 2)	29
ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)	33
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 4)	34
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
STOCKHOLDERS' PROPOSALS	38
PRIVACY NOTICE	39

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

PROXY STATEMENT
2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        We are mailing this proxy statement and accompanying proxy card to our stockholders beginning on April 14, 2011. Our Board of Directors is soliciting your proxy to vote your shares at our 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 15, 2011 at 1330 Post Oak Boulevard, Second Floor—Hill Country Room, Houston, Texas, at 9:00 AM local time. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged Phoenix Advisory Partners to assist in the solicitation for a fee that we estimate to be approximately $25,000, though the costs could be lower or higher than our estimate. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in "street name"), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.

VOTING INFORMATION

Record Date and Who May Vote

        Our Board of Directors selected April 1, 2011 as the record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, American Stock Transfer and Trust Company, on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.

        On the Record Date, 22,947,566 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

        For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described in the enclosed proxy card. In either case, telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

        By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

        If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters. Since none of the proposals to be voted on at the Annual Meeting are routine matters, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. The broker or nominee will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

        You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Revoke or Change Your Vote

        For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

        For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

        The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted

        We are asking you to vote on the following:

  •
  the election of all of the members of our Board of Directors;

  •
  the proposal to authorize us, with approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share;

  •
  an advisory vote on executive compensation; and

  •
  an advisory vote on the frequency of the advisory vote on executive compensation.

        Election of Directors.    The affirmative vote, in person or by proxy, of a plurality of all the votes cast at the Annual Meeting is sufficient to elect a director. Each share may be voted for each of the six director nominees. Votes that are withheld will have no effect on the outcome of the vote on this item.

        Approval to Authorize the Sale of Common Stock, with Approval of our Board of Directors, During the Next Twelve Months at a Price Below Net Asset Value Per Share.    Under the Investment Company Act of 1940, or the 1940 Act, the affirmative vote of (1) the holders of a majority of the shares of stock outstanding and entitled to vote at the Annual Meeting; and (2) the holders of a majority of the shares of stock outstanding and entitled to vote at the Annual Meeting that are not held by affiliated persons of our company (as such term is defined in the 1940 Act) is required to approve this proposal. For purposes of this proposal, the 1940 Act defines "a majority of the outstanding shares" as: (A) 67% or more of the voting securities of a company present at a meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) 50% of the outstanding voting securities of such company, whichever is less. Abstentions will have the effect of votes against this proposal.

        Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy is required for the approval of the resolution in this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item. Even though your vote is advisory and therefore not binding on us, the Compensation Committee of our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers.    The period (every one year, two years or three years) receiving the greatest number of votes as set forth in this proposal will be deemed the choice of the frequency for the advisory vote on the compensation of our named executive officers that has been selected by our stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on us, our Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

        We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Confidential Voting

        All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

  •
  to meet any legal requirements;

  •
  to permit independent inspectors of election to tabulate and certify your vote; or

  •
  to adequately respond to your written comments on your proxy card.

 ELECTION OF DIRECTORS

(ITEM 1)

        Pursuant to our articles of incorporation, each member of our Board of Directors serves a one-year term, until the next annual meeting of stockholders and until his respective successor is duly qualified and elected. Currently, our Board of Directors has six members, of whom four are not "interested persons" of Main Street, as defined in the 1940 Act. The NYSE Listed Company Manual requires that we maintain a majority of independent directors on the Board of Directors and provides that a director of a business development company, like us, shall be considered to be independent if he or she is not an "interested person" of the business development company, as defined in the 1940 Act.

        The term of office of all directors will expire at this year's Annual Meeting. On the nomination of our Board of Directors, Messrs. Michael Appling Jr., Joseph E. Canon, Arthur L. French, William D. Gutermuth, Vincent D. Foster and Todd A. Reppert will stand for reelection as directors at the Annual Meeting for a term of one year.

        Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote "FOR" the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

        Set forth below is certain information (as of April 14, 2011) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Main Street and our Board of Directors. Certain of our directors who are also our officers may serve as directors of, or on the boards of, certain of our portfolio companies. The business address of each nominee listed below is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

 Nominees

Name and Principal Occupation	Age	Director Since
Independent Directors
Michael Appling, Jr.	44	2007
Mr. Appling is the President and Chief Executive Officer of TNT Crane & Rigging Inc., a privately held full service crane and rigging operator. From July 2002 through August 2007, he was the Executive Vice President and Chief Financial Officer of XServ, Inc., a large private equity-funded, international industrial services and rental company. Mr. Appling has also held the position of CEO and President for United Scaffolding, Inc., an XServ, Inc. operating subsidiary. In February 2007, XServ, Inc. was sold to The Brock Group, a private industrial services company headquartered in Texas. From March 2000 to June 2002, Mr. Appling served as the Chief Financial Officer of CheMatch.com, an online commodities trading forum. ChemConnect, Inc., a venture-backed independent trading exchange, acquired CheMatch.com in January 2002. From June 1999 to March 2000, Mr. Appling was Vice President and Chief Financial Officer of American Eco Corporation, a publicly traded, international fabrication, construction and maintenance provider to the energy, pulp and paper and power industries. Mr. Appling worked for ITEQ, Inc., a publicly traded, international fabrication and services company, from September 1997 to May 1999, first as a Director of Corporate Development and then as Vice President, Finance and Accounting. From July 1991 to September 1997, Mr. Appling worked at Arthur Andersen LLP, where he practiced as a certified public accountant. We believe Mr. Appling is qualified to serve on our Board of Directors because of his extensive finance and accounting experience, as well as his executive leadership and management experience as a chief executive officer.
Joseph E. Canon	68	2007
Since 1982, Mr. Canon has been the Executive Vice President and Executive Director, and a member of the Board of Directors, of Dodge Jones Foundation, a private charitable foundation located in Abilene, Texas. He has also been involved during this time as an executive officer and director of several private companies and partnerships with emphasis on energy, financial and other alternative investments. Prior to 1982, Mr. Canon was an Executive Vice President of the First National Bank of Abilene. From 1974 to 1976, he was the Vice President and Trust Officer with the First National Bank of Abilene. Mr. Canon currently serves on the Board of Directors of First Financial Bankshares, Inc. (NASDAQ-GM: FFIN), a $3 billion bank and financial holding company headquartered in Abilene, Texas. Mr. Canon also serves on the Board of Directors for several bank and trust/asset management subsidiaries of First Financial Bankshares, Inc. He has also served as an executive officer and member of the Board of Directors of various other organizations including the Abilene Convention and Visitors Bureau, Abilene Chamber of Commerce, Conference of Southwest Foundations, City of Abilene Tax Increment District, West Central Texas Municipal Water District and the John G. and Marie Stella Kenedy Memorial Foundation. We believe Mr. Canon's qualifications to serve on our Board of Directors include his many years of managing and investing assets on behalf of public and private entities, his considerable experience in trust banking activities and practices, and his experience on other public boards of directors.

Name and Principal Occupation	Age	Director Since
Arthur L. French	70	2007
Mr. French has served in a variety of executive management and board of director roles over the course of his business career. He began his private investment activities in 2000 and served as a director of Fab Tech Industries, a steel fabricator, from November 2000 until August 2009, as a director of Houston Plating and Coatings Company, an industrial coatings company, from 2002 until 2007, as a director of Rawson LP, an industrial distribution and maintenance services company, from May 2003 until June 2009, and as non-executive chairman of Rawson Holdings, LLC from March 2009 until December 2010. From September 2003 through March 2007, Mr. French was a member of the Advisory Board of Main Street Capital Partners, LLC and a limited partner of Main Street Mezzanine Fund, LP (both of which are now subsidiaries of Main Street). Mr. French currently serves as an advisor to LKCM Capital Group ("LKCM Capital"), an investment company headquartered in Ft. Worth, Texas. Since January 2011, he has also served as chairman of LKCM Distribution Holdings, LP, a LKCM Capital portfolio company that provides strategy overview and direction for several industrial distribution organizations engaged in maintenance and technical services, engineered products distribution and light manufacturing. In addition, since April 2010, Mr. French has served as a director of Industrial Distribution Group, another LKCM Capital portfolio company that provides industrial components and store room management services for manufacturing companies. From 1996-1999, Mr. French was Chairman and Chief Executive Officer of Metals USA Inc. (NYSE), where he managed the process of founders acquisition, assembled the management team and took the company through a successful IPO in July 1997. From 1989-1996, he served as Executive Vice President and Director of Keystone International, Inc. (NYSE), a manufacturer of flow controls equipment. After serving as a helicopter pilot in the United States Army, Captain-Corps of Engineers from 1963-1966, Mr. French began his career as a Sales Engineer for Fisher Controls International, Inc., in 1966. During his tenure with Fisher Controls, from 1966-1989, Mr. French held various titles, and ended his career at Fisher Controls as President, Chief Operating Officer and Director. We believe Mr. French is qualified to serve on our Board of Directors because of his executive management and leadership roles within numerous public and private companies and his experience in investing in private companies.
William D. Gutermuth	59	2007
Since 1986, Mr. Gutermuth has been a partner in the law firm of Bracewell & Giuliani LLP, specializing in the practice of corporate and securities law. From 1999 until 2005, Mr. Gutermuth was the Chair of Bracewell & Giuliani's Corporate and Securities Section. Mr. Gutermuth is a published author and frequent lecturer on topics relating to corporate governance and enterprise risk management. In addition, Mr. Gutermuth serves as a director of the Texas TriCities Chapter of the National Association of Corporate Directors. We believe Mr. Gutermuth's qualifications to serve on our Board of Directors include his extensive legal expertise, including counseling public and private entities on mergers and acquisitions and other complex transactions, specific experience with the 1940 Act regulatory framework and various corporate governance and other issues applicable to us.

Name and Principal Occupation	Age	Director Since
Interested Directors
Messrs. Foster and Reppert are interested persons, as defined in the 1940 Act, due to their positions as officers of Main Street.
Vincent D. Foster	54	2007
Vincent D. Foster has served as the Chairman of our Board of Directors, our Chief Executive Officer and as a member of our investment committee since 2007. Mr. Foster also currently serves as a founding director of Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries; Team, Inc. (NASDAQ: TISI), which provides specialty contracting services to the petrochemical, refining, electric power and other heavy industries; and Carriage Services, Inc. (NYSE: CSV), a death-care company. He also served as a director of U.S. Concrete, Inc. (NASDAQ-CM: USCR) from 1999 until 2010. In addition, Mr. Foster serves as a founding director of the Texas TriCities Chapter of the National Association of Corporate Directors. Following his graduation from Michigan State University, Mr. Foster, a C.P.A., had a 19-year career with Arthur Andersen, where he was a partner from 1988-1997. Mr. Foster was the director of Andersen's Corporate Finance and Mergers and Acquisitions practice for the Southwest United States and specialized in working with companies involved in consolidating their respective industries. From 1997, Mr. Foster co-founded and has acted as co-managing partner or chief executive of several Main Street predecessor funds and entities, which are now subsidiaries of ours. Mr. Foster received his J.D. from Wayne State University Law School and also attended the University of Houston Law Center. Mr. Foster received the Ernst & Young Entrepreneur of the Year 2008 Award in the financial services category in the Houston & Gulf Coast Area. The program honors entrepreneurs who have demonstrated exceptionality in innovation, financial performance and personal commitment to their businesses and communities. We believe Mr. Foster is qualified to serve on our Board of Directors because of his intimate knowledge of our operations through his day-to-day leadership as Chief Executive Officer of Main Street, along with his comprehensive experience on other public Boards of Directors and his extensive experience in tax, accounting, mergers and acquisitions, corporate governance and finance.
Todd A. Reppert	41	2007
Todd A. Reppert has served as our President and Chief Financial Officer and as a member of our investment committee since 2007. From 2000, Mr. Reppert co-founded and has acted as co-managing partner or in other executive roles of several Main Street predecessor funds and entities, which are now subsidiaries of ours. Prior to that, he was a principal of Sterling City Capital, LLC, a private investment group focused on small to middle-market companies. Prior to joining Sterling City Capital in 1997, Mr. Reppert was with Arthur Andersen LLP. At Arthur Andersen LLP, he assisted in several industry consolidation initiatives, as well as numerous corporate finance and merger/acquisition initiatives. We believe Mr. Reppert's qualifications to serve on our Board of Directors include his extensive finance and accounting experience, his management and operational experience as the President of Main Street, and his considerable experience in corporate finance, mergers and acquisitions and investing in lower middle-market companies.

        The affirmative vote, in person or by proxy, of a plurality of all the votes cast at the Annual Meeting is sufficient to elect a director. Each share may be voted for each of the six director nominees. Votes that are withheld will have no effect on the outcome of the vote on this item.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES
NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

        We maintain a corporate governance section on our Web site which contains copies of the charters for the committees of our Board of Directors. The corporate governance section may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our Web site. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056:

    Audit Committee Charter
    Nominating and Corporate Governance Committee Charter
    Compensation Committee Charter

        In addition, our Code of Business Conduct and Ethics and our Corporate Governance and Stock Ownership Guidelines may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our Web site and are available in print to any stockholder who requests a copy in writing.

Director Independence

        Our Board of Directors consists of six members, four of whom are classified under applicable listing standards of the New York Stock Exchange as "independent" directors and under Section 2(a)(19) of the 1940 Act as not "interested persons." Based on these independence standards, our Board of Directors has affirmatively determined that the following directors are independent:

    Michael Appling Jr.
    Joseph E. Canon
    Arthur L. French
    William D. Gutermuth

        Our Board of Directors considered the following relationships in evaluating our directors' independence under the applicable listing standards of the New York Stock Exchange. Both Messrs. Canon and French had previously been limited partners in Main Street Mezzanine Fund, LP, and Mr. French had previously served on the Advisory Board of Main Street Capital Partners, LLC, one of our wholly owned subsidiaries and the investment adviser to Main Street Mezzanine Fund, LP and Main Street Capital II, LP, prior to our acquisition of these entities. Messrs. Canon and French are also limited partners in Main Street Capital II, LP, a Small Business Investment Company, or SBIC, fund licensed by the United States Small Business Administration, in which we acquired a majority limited partnership interest in January 2010. The Company did not acquire any limited partnership interests from Messrs. Canon and French in the transaction. Our Board of Directors determined that those prior relationships would not impact the ability of either Mr. Canon or Mr. French to exercise independent judgment and do not impair the independence of either of them.

Communications with the Board

        Stockholders or other interested persons may send written communications to the members of our Board of Directors, addressed to Board of Directors, c/o Main Street Capital Corporation, Corporate

Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board of Directors.

Board Leadership Structure

        Mr. Foster currently serves as both our Chief Executive Officer and as the Chairman of our Board of Directors. As our Chief Executive Officer, Mr. Foster is an "interested person" under Section 2(a)(19) of the 1940 Act. The Board believes that the Company's Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board is to oversee the development of strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director as described below, is in the best interest of our stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

        Our Board of Directors designated Arthur L. French as Lead Independent Director to preside at all executive sessions of non-management directors. In the Lead Independent Director's absence, the remaining non-management directors may appoint a presiding director by majority vote. The non-management directors meet in executive session without management on a regular basis. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and facilitating collaboration and communication between the non-management directors and management. Stockholders or other interested persons may send written communications to Arthur L. French, addressed to Lead Independent Director, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056.

Board of Directors and its Committees

        Board of Directors.    Our Board of Directors met eight times and acted by unanimous written consent six times during 2010. All directors attended 100% of the meetings of the Board of Directors and of the committees on which they served during 2010, and five directors attended the 2010 Annual Meeting of Stockholders in person. Our Board of Directors expects each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders.

        Committees.    Our Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board of Directors. The current members of the committees are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating and Corporate Governance
Michael Appling Jr.	Chair		☒
Joseph E. Canon	☒	☒	Chair
Arthur L. French	☒	Chair
William D. Gutermuth		☒	☒

        Audit Committee.    During the year ended December 31, 2010, the Audit Committee met five times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board of Directors, in connection with its review and approval of the determination of the fair value of our debt and equity investments, and other financial investments, that are not publicly traded or for which current market values are not readily available. Our Board of Directors has determined that each of Messrs. Appling and Canon is an "Audit Committee financial expert" as defined by the Securities and Exchange Commission, or SEC, and an independent director. Mr. French is the other member of the Audit Committee. For more information on the backgrounds of these directors, see their biographical information under "Election of Directors" above.

        Compensation Committee.    During the year ended December 31, 2010, the Compensation Committee met six times and acted by unanimous written consent once. The Compensation Committee determines the compensation and related benefits for our executive officers including the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board of Directors, excluding the employee directors. The members of the Compensation Committee are Messrs. Canon, French and Gutermuth.

        Nominating and Corporate Governance Committee.    During the year ended December 31, 2010, the Nominating and Corporate Governance Committee met five times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board of Directors, identifying, researching and recommending to the Board of Directors director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board, developing and recommending to our Board of Directors any amendments to our corporate governance principles and overseeing the self-evaluation of our Board of Directors and its committees and evaluations of our management. The members of the Nominating and Corporate Governance Committee are Messrs. Appling, Canon and Gutermuth.

Compensation Committee Interlocks and Insider Participation

        Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the New York Stock Exchange. No member of the Compensation Committee (1) was, during the year ended December 31, 2010, or had previously been, an officer or employee of Main Street or any of its subsidiaries or (2) had any material interest in a transaction of Main Street or any of its subsidiaries or a business relationship with, or any indebtedness to, Main Street or any of its subsidiaries. No interlocking relationship existed during the year ended December 31, 2010 between any member of the Board of Directors or the Compensation Committee and an executive officer of Main Street.

Director Nomination Process

        Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board of Directors must satisfy certain general criteria, including, among other things:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;

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  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

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  be willing and able to devote sufficient time to the affairs of our company and be diligent in fulfilling the responsibilities of a member of our Board of Directors and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of the Board of Directors and any committee of our Board of Directors; preparing for, attending and participating in meetings of our Board of Directors and meetings of any committee of our Board of Directors; and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.

        The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board of Directors and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board of Directors to enhance its effectiveness and the effectiveness of its committees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.

        Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our by-laws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any shares of our stock beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an "interested person" of our company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See "Stockholders' Proposals" in this proxy statement and our by-laws for other requirements of stockholder proposals.

        The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board of Directors. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board of Directors, and our Board of Directors may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. None of the director nominees named in this proxy statement were nominated by stockholders.

Board's Role in the Oversight of Risk Management

        Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures.
Audit Committee

Risks and exposures associated with financial matters, particularly investment valuation, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, financial policies and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with leadership assessment, senior management succession planning, executive and director compensation programs and arrangements, including incentive plans, and compensation related regulatory compliance.

Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, and director nomination, evaluation and succession planning.

COMPENSATION OF DIRECTORS

        The following table sets forth the compensation that we paid during the year ended December 31, 2010 to our directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.

 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Arthur L. French	$72,500	$29,997	$2,815	$105,312
Michael Appling Jr.	57,500	29,997	2,815	90,312
Joseph E. Canon	47,500	29,997	2,815	80,312
William D. Gutermuth	42,500	29,997	2,815	75,312

(1)
Each of our non-employee directors received an award of 1,980 restricted shares under the Main Street Capital Corporation 2008 Non-Employee Director Restricted Stock Plan on July 1, 2010, which will vest 100% on June 14, 2011, the day before the Annual Meeting, provided that the grantee has been in continuous service as a member of the Board of Directors through such date. These amounts represent the grant date fair value of the 2010 stock awards in accordance with FASB ASC Topic 718 based on the $15.15 closing price of our common stock on July 1, 2010. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each non-employee director had 1,980 unvested shares of restricted stock outstanding as of December 31, 2010. Please see the discussion of the assumptions made in the valuation of these awards in Note M to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

(2)
These amounts reflect the dollar value of dividends paid on unvested restricted stock awards in 2010.

        The compensation for non-employee directors for 2010 was comprised of cash compensation paid to or earned by directors in connection with their service as a director. That cash compensation consisted of an annual retainer of $42,500, and an additional $20,000 retainer for the Lead Independent Director. Non-employee directors will not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We also reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on our Board. The chairs of our Board committees receive additional annual retainers as follows:

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  the chair of the Audit Committee: $15,000;

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  the chair of the Compensation Committee: $10,000; and

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  the chair of the Nominating and Corporate Governance Committee: $5,000.

        Our 2008 Non-Employee Director Restricted Stock Plan provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board of Directors. Under our 2008 Non-Employee Director Restricted Stock Plan, at the beginning of each one-year term of service on our Board of Directors, each non-employee director will receive a number of shares equivalent to $30,000 worth of shares based on the closing price of a share of our common stock on the New York Stock Exchange (or other exchange on which are shares are then listed) on the date of grant. Forfeiture provisions will lapse as to an entire award at the end of the one-year term.

 EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers in the following capacities (information as of April 14, 2011):

Name	Age	Position(s) Held
Vincent D. Foster*	54	Chairman of the Board and Chief Executive Officer
Todd A. Reppert*	41	Director, President and Chief Financial Officer
Rodger A. Stout	59	Chief Compliance Officer, Senior Vice President—Finance and Administration and Treasurer
Dwayne L. Hyzak	38	Senior Vice President—Finance and Managing Director
Curtis L. Hartman	38	Senior Vice President and Managing Director
David L. Magdol*	40	Senior Vice President and Managing Director
Jason B. Beauvais	35	Vice President, General Counsel and Secretary
Michael S. Galvan	42	Vice President and Chief Accounting Officer

*
Member of our Investment Committee. The Investment Committee is responsible for all aspects of our investment process, including approval of our investments.

        For more information on Mr. Foster, Chairman of the Board and Chief Executive Officer, and Mr. Reppert, Director, President and Chief Financial Officer, see their biographical information under "Election of Directors" above.

        Rodger A. Stout has served as our Chief Compliance Officer, Senior Vice President—Finance and Administration and Treasurer since 2007. From 2006, Mr. Stout has served as the chief financial officer and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. From 2000 to 2006, Mr. Stout was senior vice president and chief financial officer for FabTech Industries, Inc., one of the largest domestic structural steel fabricating companies. From 1985 to 2000, he was a senior financial executive for Jerold B. Katz Interests. He held numerous positions over his 15-year tenure with this national scope financial services conglomerate. Those positions included director, executive vice president, senior financial officer and investment officer. Prior to 1985, Mr. Stout was an international tax executive in the oil and gas service industry.

        Dwayne L. Hyzak has served as one of our Senior Vice Presidents since 2007 and was recently promoted to Senior Vice President—Finance in 2011. Mr. Hyzak has also served as one of our Managing Directors since 2011. From 2002, Mr. Hyzak has served as a managing director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. From 2000 to 2002, Mr. Hyzak was a director of integration with Quanta Services, Inc. (NYSE: PWR), an electrical and telecommunications contracting company, where he was principally focused on the company's mergers and acquisitions and corporate finance activities. Prior to joining Quanta Services, Inc., he was a manager with Arthur Andersen LLP in its Transaction Advisory Services group.

        Curtis L. Hartman has served as one of our Senior Vice Presidents since 2007 and has also served as one of our Managing Directors since 2011. From 2000, Mr. Hartman has served as a managing director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. From 1999 to 2000, Mr. Hartman was an investment adviser for Sterling City Capital, LLC. Concurrently with joining Sterling City Capital, he joined United Glass Corporation, a Sterling City Capital portfolio company, as director of corporate development. Prior to joining Sterling City Capital, Mr. Hartman was a manager with PricewaterhouseCoopers LLP, in its M&A/Transaction Services group. Prior to that, he was employed as a senior auditor by Deloitte & Touche LLP.

        David L. Magdol has served as one of our Senior Vice Presidents since 2007 and has also served as one of our Managing Directors since 2011. Mr. Magdol is also currently a member of our Investment Committee. From 2002, Mr. Magdol has served as a managing director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. From 2000 to 2002, Mr. Magdol was a vice president in the Investment Banking Group of Lazard Freres & Co. LLC. From 1996 to 2000, Mr. Magdol served as a vice president of McMullen Group, a private equity investment firm capitalized by Dr. John J. McMullen. From 1993 to 1996, Mr. Magdol worked in the Structured Finance Services Group of Chemical Bank as a management associate.

        Jason B. Beauvais has served as our Vice President, General Counsel and Secretary since 2008. From 2008, Mr. Beauvais has also served as general counsel and in other executive positions of several of our subsidiary funds and entities. From 2006 through 2008, he was an attorney with Occidental Petroleum Corporation, an international oil and gas exploration and production company. From 2002 to 2006, Mr. Beauvais was an attorney at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

        Michael S. Galvan has served as our Vice President and Chief Accounting Officer since 2008. Prior to that, Mr. Galvan was senior manager of financial operations with Direct Energy, a retail gas and electricity service provider since October 2006. From September 2005 to October 2006, he was a senior audit manager with Malone & Bailey, PC, where he managed and coordinated audits of both publicly traded and private companies. From March 2003 to September 2005, Mr. Galvan was Director of Bankruptcy Coordination at Enron Corporation. Prior to March 2003, he served in other executive positions at various Enron affiliates.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis, or CD&A, provides information relating to the 2010 compensation of Main Street's Chief Executive Officer, President and Chief Financial Officer and four other most highly compensated executive officers during 2010. Those six individuals are referred to in this CD&A as the Named Executive Officers, or NEOs.

 Compensation Philosophy and Objectives

        The Main Street compensation system was developed by the Compensation Committee and approved by all independent directors. The system is designed to attract and retain key executives, motivate them to achieve the company's short-term and long-term objectives, reward them for superior performance and align their interests with those of the company's stockholders. The structure of Main Street's incentive compensation programs is formulated to encourage and reward the following, among other things:

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  achievement of income and capital gains to sustain and grow the company's dividend payments;

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  maintenance of liquidity and capital flexibility to accomplish the company's business objectives, including the preservation of investor capital;

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  superior risk-adjusted returns on the company's investment portfolio; and

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  management team and employee development.

        The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Main Street's Chief Executive Officer assists the Committee by providing annual recommendations regarding the compensation of NEOs and other key employees, excluding himself. The Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Committee meetings. However, the Committee also meets in executive session without the Chief Executive Officer or other members of management present when discussing the Chief Executive Officer's compensation and other occasions as determined by the Committee.

        The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs. Members of the Committee consider market practices by reviewing proxy statements or similar information made available by other internally managed business development companies, or BDCs, under the 1940 Act. The Committee also has the authority to utilize compensation consultants to better understand competitive pay practices and has retained such expertise in the past.

Assessment of Market Data

        To assess the competitiveness of executive compensation levels, the Compensation Committee analyzes a comparative group of BDCs and reviews their competitive performance and compensation levels. This analysis focuses on key elements of compensation practices within the BDC industry in general and, more specifically, compensation practices at internally managed BDCs reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope to the company. The peer group consists of the following companies: Hercules Technology Growth Capital, Inc., MCG Capital Corporation, Capital Southwest Corporation, Medallion Financial Corp. and Triangle Capital Corporation. In addition to analyzing other BDCs, the Committee also evaluates the compensation structure of the private equity industry and other asset management companies through public information such as proxy statements and third party compensation surveys.

        Items taken into account include, but are not necessarily limited to, base compensation, bonus compensation, equity option awards, restricted stock awards, and other compensation as detailed in the respective proxies, research analysts' reports and other publicly available information. In addition to actual levels of compensation, the Compensation Committee also analyzes the approach other BDCs are taking with regard to their compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, a mix of cash and equity compensation, the use of third party compensation consultants and certain corporate and executive performance measures established to achieve long-term total return for stockholders. Although none of the peer companies is precisely comparable in size, strategy, scope and operations to the company, the Committee believes that they are the most relevant comparable companies available with disclosed executive compensation data, and provide a good representation of competitive compensation levels for the company's executives.

Assessment of Company Performance

        The Compensation Committee believes that sustainable financial performance coupled with reasonable, long-term stockholders' returns and proportional employee compensation are essential components for Main Street's long-term business success. Main Street typically makes three to seven year investments in lower middle-market companies. The company's business plan involves taking on investment risk over a range of time periods. Accordingly, much emphasis is focused on maintaining the stability of net asset values as well as the continuity of earnings to pass through to stockholders in the form of recurring dividends. Main Street's strategy is to generate current income from debt investments and to realize capital gains from equity-related investments. This income supports the payment of dividends to stockholders. The recurring payment of dividends requires a methodical investment acquisition approach and active monitoring and management of the investment portfolio over time. A meaningful part of the company's employee base is dedicated to the maintenance of asset values and expansion of this recurring income to sustain and grow dividends. The Committee believes that stability with regard to the management team is important in achieving successful implementation of the company's strategy. Further, the Committee, in establishing and assessing executive salary and performance incentives, is relatively more focused on Main Street results rather than the performance of other comparable companies or industry comparisons.

Executive Compensation Components

        For 2010, the components of Main Street's direct compensation program for NEOs include:

  •
  base salary;

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  annual cash bonuses;

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  long-term compensation pursuant to the 2008 Equity Incentive Plan; and

  •
  other benefits.

        The Compensation Committee designs each NEO's direct compensation package to appropriately reward the NEO for his contribution to the company. The judgment and experience of the Committee are weighed with individual and Company performance metrics and consultation with the Chief Executive Officer to determine the appropriate mix of compensation for each individual. Cash compensation consisting of base salary and discretionary bonuses tied to achievement of individual performance goals reviewed and approved by the Committee, as well as corporate objectives, is intended to motivate NEOs to remain with the company and work to achieve its business objectives. Stock-based compensation is awarded based on performance expectations reviewed and approved by the Committee for each NEO. The blend of short-term and long-term compensation may be adjusted from time to time to balance the Committee's views regarding the benefits of current cash compensation and appropriate retention incentives.

  Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional role of his position, the level of the individual's responsibility, the company's ability to replace the individual, the past base salary of the individual and the relative number of well-qualified candidates available in the area. In addition, the Committee considers publicly available information regarding the base salaries paid to similarly situated executive officers and other competitive market practices.

        The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion or any substantial change in responsibilities. The key factors in determining increases in salary level are relative performance and competitive pressures.

  Annual Cash Bonuses

        Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. Bonus opportunities for the NEOs are determined by the Compensation Committee on a discretionary basis and are based on performance criteria, including corporate and individual performance goals and measures, set by the Committee with the Chief Executive Officer's input. Should actual performance exceed expected performance criteria, the Committee may adjust individual cash bonuses to take such superior performance into account.

  Long-Term Incentive Awards

        Main Street's Board and stockholders have approved the 2008 Equity Incentive Plan to provide stock-based awards as long-term incentive compensation to employees, including the NEOs. The company uses stock-based awards to (i) attract and retain key employees, (ii) motivate employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable employees to participate in the company's long-term growth and (iv) link employees' compensation to the long-term interests of stockholders. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to vesting of the award.

        Options.    The Compensation Committee may grant equity options to purchase Main Street's common stock (including incentive stock options and nonqualified stock options). The Committee expects that any options granted by it will represent a fixed number of shares of common stock, will have an exercise price equal to the fair market value of common stock on the date of grant, and will be exercisable, or "vested," at some later time after grant. Some stock options may provide for vesting simply by the grantee remaining employed by Main Street for a period of time, and some may provide for vesting based on the grantee and/or the company attaining specified performance levels. To date, the Committee has not granted any stock options to any NEO.

        Restricted Stock.    Main Street has received exemptive relief from the SEC that permits the company to grant restricted stock in exchange for or in recognition of services by its executive officers and employees. Pursuant to the 2008 Equity Incentive Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Committee determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC's exemptive order. Each restricted stock grant will be for a fixed number of shares as set forth in an award agreement between the grantee and Main Street. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.

  Other Benefits

        Main Street's NEOs participate in the same benefit plans and programs as the company's other employees, including comprehensive medical insurance, comprehensive dental insurance, business travel accident insurance, short term disability coverage, long term disability insurance, and vision care.

        Main Street maintains a 401(k) plan for all full-time employees who are at least 21 years of age through which the company makes non-discretionary matching contributions to each participant's plan account on the participant's behalf. For each participating employee, the company's contribution is generally a match of the employee's contributions up to a 4.5% contribution level with a maximum annual regular matching contribution of $11,025 during 2010. All contributions to the plan, including those made by the Company, vest immediately. The Board of Directors may also, at its sole discretion, make additional contributions to employee 401(k) plan accounts, which would vest on the same basis as other employer contributions.

  Perquisites

        The company provides no other material benefits, perquisites or retirement benefits to the NEOs.

Potential Payments Upon Change in Control

        Upon specified transactions involving a change in control (as defined in the 2008 Equity Incentive Plan), all outstanding awards under the 2008 Equity Incentive Plan may either be assumed or substituted for by the surviving entity. If the surviving entity does not assume or substitute similar awards, the awards held by the plan participants will be subject to accelerated vesting in full and, in the case of options, then terminated to the extent not exercised within a designated time period.

        Transactions involving a "change in control" under the 2008 Equity Incentive Plan include:

  •
  a consolidation, merger, stock sale or similar transaction or series of related transactions in which Main Street is not the surviving corporation or which results in the acquisition of all or substantially all of the company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;

  •
  a sale or transfer of all or substantially all of the company's assets;

  •
  Main Street's dissolution or liquidation; or

  •
  a change in the membership of the company's Board of Directors such that the individuals who, as of the effective date of the plan, constitute the Board of Directors, whom are referred to as the Continuing Directors, and any new director whose election or nomination by the Board of Directors was approved by a vote of at least a majority of the Continuing Directors, cease to constitute at least a majority of the Board.

        The number of shares and value of restricted stock for the NEOs as of December 31, 2010 that would have vested under the acceleration scenarios described above is shown under the caption entitled "Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End."

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. Main Street's general policy, where consistent with business objectives, is to preserve the deductibility of executive officer compensation. The Compensation Committee may authorize forms of compensation that might not be deductible if the Committee deems such to be in the best interests of Main Street and its stockholders. The company had no nondeductible compensation paid to executive officers in 2010.

Participation of Executives in Outside Public Directorships

        Our Board of Directors believes that there may be benefits to the company from our executive officers, including our NEOs, being involved in outside public company directorships. The business experience, knowledge and contacts gained by our executives in such capacities can be a valuable asset to the company. However, involvement in such outside public directorships can be time consuming and may take time away from the executives' responsibilities to the company. With this in mind, our Board of Directors implemented a policy starting in 2009 to permit executive officers to participate in outside public directorships with the prior approval of the independent members of our Board of Directors. The policy requires that 75% of the cash retainers for any such directorships be paid to the company. In 2010 this policy applied only to Mr. Foster since he was the only executive officer with any outside public directorships.

2010 Compensation Determination

        The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Committee believes that the total compensation paid to the NEOs for the fiscal year ended December 31, 2010, is consistent with the overall objectives of Main Street's executive compensation program.

  Determination of Annual Base Salary

        The Compensation Committee annually reviews the base salary of each executive officer, including each NEO, and determines whether or not to increase it in its sole discretion. Increases to base salary can be awarded to recognize, among other things, relative performance, relative cost of living and competitive pressures.

        In 2010, (i) Mr. Foster was paid an annual base salary of $419,450, an increase of 18.52% over his 2009 annual base salary, (ii) Mr. Reppert was paid an annual base salary of $324,716, an increase of 2.63% over his 2009 annual base salary, and (ii) Messrs. Stout, Hartman, Hyzak and Magdol were each paid an annual base salary of $231,848, an increase of 3.86% over their 2009 annual base salaries.

Mr. Foster's salary increase is attributable to his and the Company's performance and also to more closely align his compensation with chief executive officers of the Company's peer group of comparative companies. The Committee believes that these salary increases and resulting base salaries were competitive in the market place and appropriate for Main Street executives as a key component of an overall compensation package.

  Determination of Annual Cash Incentive Bonus

        Cash bonuses are determined annually by the Compensation Committee on a discretionary basis. The Committee considered performance achievements in the determination of cash bonuses for 2010, including company performance and the personal performance of each individual. The performance goals used for determining the cash bonuses for NEOs included, among other things, the following:

  •
  Maintaining appropriate dividend payouts to stockholders;

  •
  Maintaining liquidity and capital flexibility to accomplish the company's business objectives, including the preservation of investor capital;

  •
  Maintaining reasonable relative overall portfolio performance;

  •
  Maintaining the highest ethical standards, internal controls and adherence to regulatory requirements; and

  •
  Appropriate development of personnel.

        The Company paid cash bonuses to NEOs for 2010 in recognition of the Company's performance, as well as each individual NEO's performance. The amount of cash bonuses paid to each NEO for 2010 is presented under the caption entitled "Compensation of Executive Officers—Summary Compensation Table." The Committee believes that these cash bonus awards are individually appropriate based on 2010 performance. Such bonuses comprise a key component of the Company's overall compensation program.

  Determination of Long-Term Incentive Awards

        The Company granted restricted shares to our NEOs for 2010 in recognition of corporate and individual NEO performance. In determining the amount of restricted stock to be awarded to each NEO, the Committee recognized that cash bonuses were not awarded to any NEO for 2009 because of problematic general economic conditions prevalent throughout 2009. Although corporate and individual NEO performance in 2009 was consistent with expectations and compared favorably to Main Street's peer company group as well as industry indexes, the Compensation Committee determined, based on management's recommendation, not to pay any cash bonuses to NEOs for 2009 because of the economic uncertainty, both present and future. Accordingly, as the business environment gradually improved throughout 2010, the Committee deemed it appropriate to grant larger restricted stock awards to NEOs in 2010. Such incremental awards effectively acknowledged the absence of cash bonuses for the previous year as well as the longer term benefits of granting restricted stock and the NEOs specific contributions to the long-term success of the Company. The amount of restricted shares granted to each NEO in 2010 is presented under the caption entitled "Compensation of Executive Officers—Grants of Plan-Based Awards." All restricted stock grants to NEOs under the 2008 Equity Incentive Plan vest ratably over four years from the grant date.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Main Street's management and, based on our review and discussions, we recommended to the Board of Directors of Main Street that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Arthur L. French, Chair Joseph E. Canon William D. Gutermuth

COMPENSATION OF EXECUTIVE OFFICERS

        The following table summarizes compensation of our Chief Executive Officer, our President and Chief Financial Officer and our four highest paid executive officers who did not serve as our Chief Executive Officer or Chief Financial Officer during 2010, all of whom we refer to as our NEOs, for the fiscal year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Vincent D. Foster	2010	$419,450	$210,000	$453,546	$99,324	$1,182,320
Chairman & Chief Executive Officer	2009	353,910	—	445,433	79,944	879,287
	2008	353,910	—	360,000	32,400	746,310
Todd A. Reppert	2010	$324,716	$160,000	$399,536	$77,722	$961,974
President & Chief Financial Officer	2009	316,410	—	237,303	70,719	624,432
	2008	316,410	115,000	360,000	32,400	823,810
Rodger A. Stout	2010	$231,848	$115,000	$251,096	$64,129	$662,073
Chief Compliance Officer, Senior	2009	223,229	—	112,955	71,769	407,953
Vice President—Finance and	2008	215,160	75,000	420,000	35,072	745,232
Administration and Treasurer
Dwayne L. Hyzak	2010	$231,848	$130,000	$264,655	$66,952	$693,455
Senior Vice President—Finance and	2009	223,229	—	142,086	73,061	438,376
Managing Director	2008	215,160	75,000	420,000	35,407	745,567
Curtis L. Hartman	2010	$231,848	$110,000	$264,655	$61,897	$668,400
Senior Vice President and Managing	2009	223,229	—	112,955	68,488	404,672
Director	2008	215,160	75,000	390,000	33,570	713,730
David L. Magdol	2010	$231,848	$140,000	$264,655	$61,897	$698,400
Senior Vice President and Managing	2009	223,229	—	112,955	68,488	404,672
Director	2008	215,160	75,000	390,000	33,570	713,730

(1)
All executive compensation is paid by one of our wholly owned subsidiaries, Main Street Capital Partners, LLC.

(2)
These amounts reflect annual cash bonuses earned by the NEOs and were determined based on individual and corporate performance goals adopted by the Compensation Committee. All annual cash bonuses are paid by one of our wholly owned subsidiaries, Main Street Capital Partners, LLC.

(3)
These amounts represent the grant date fair value of stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting dates of such grants. Please see the discussion of the assumptions made in the valuation of these awards in Note M to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

(4)
"All Other Compensation" for 2010, 2009 and 2008 includes the following:

Name	Year	401(k) Employer Contributions(a)	Dollar Value of Dividends on Unvested Restricted Stock	Total
Vincent D. Foster	2010	$11,025	$88,299	$99,324
	2009	20,825	59,119	79,944
	2008	10,350	22,050	32,400
Todd A. Reppert	2010	$11,025	$66,697	$77,722
	2009	20,825	49,894	70,719
	2008	10,350	22,050	32,400
Rodger A. Stout	2010	$10,443	$53,686	$64,129
	2009	20,825	50,944	71,769
	2008	9,347	25,725	35,072
Dwayne L. Hyzak	2010	$9,995	$56,957	$66,952
	2009	20,825	52,236	73,061
	2008	9,682	25,725	35,407
Curtis L. Hartman	2010	$9,995	$51,902	$61,897
	2009	20,825	47,663	68,488
	2008	9,682	23,888	33,570
David L. Magdol	2010	$9,995	$51,902	$61,897
	2009	20,825	47,663	68,488
	2008	9,682	23,888	33,570

(a)
For 2009, these amounts reflect regular employer matching contributions of $11,025 we made to our 401(k) Plan and an additional, board approved employer matching contribution of $9,800 we made to our 401(k) Plan.

Grants of Plan-Based Awards

        The following table sets forth information regarding restricted stock awards granted to our NEOs in fiscal 2010:

Name	Grant Date	Stock Awards; Number of Shares of Stock(a)	Grant Date Fair Value of Stock Awards
Vincent D. Foster	July 1, 2010	29,937	$453,546
Todd A. Reppert	July 1, 2010	26,372	399,536
Rodger A. Stout	July 1, 2010	16,574	251,096
Dwayne L. Hyzak	July 1, 2010	17,469	264,655
Curtis L. Hartman	July 1, 2010	17,469	264,655
David L. Magdol	July 1, 2010	17,469	264,655

(a)
All restricted stock grants to NEOs under the 2008 Equity Incentive Plan vest ratably over four years from the grant date.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the awards of restricted stock for which forfeiture provisions have not lapsed and remain outstanding at December 31, 2010:

	Stock Awards
Name	Number of Shares of Stock that have not Vested(1)		Market Value of Shares of Stock that have not Vested(2)
Vincent D. Foster	68,631	(3)	$1,248,398
Todd A. Reppert	53,995	(4)	982,169
Rodger A. Stout	40,083	(5)	729,110
Dwayne L. Hyzak	42,527	(6)	773,566
Curtis L. Hartman	39,728	(7)	722,652
David L. Magdol	39,728	(8)	722,652

(1)
No restricted stock awards have been transferred.

(2)
The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the New York Stock Exchange on December 31, 2010, which was $18.19.

(3)
15,000 of the shares listed will vest ratably on July 1 of each year until July 1, 2012; 23,694 of the shares listed will vest ratably on July 1 of each year until July 1, 2013; and 29,937 of the shares listed will vest ratably on July 1 of each year until July 1, 2014, at which respective times such shares will be fully vested, subject to the NEO still being employed with us at such vesting dates.

(4)
15,000 of the shares listed will vest ratably on July 1 of each year until July 1, 2012; 12,623 of the shares listed will vest ratably on July 1 of each year until July 1, 2013; and 26,372 of the shares listed will vest ratably on July 1 of each year until July 1, 2014, at which respective times such shares will be fully vested, subject to the NEO still being employed with us at such vesting dates.

(5)
17,500 of the shares listed will vest ratably on July 1 of each year until July 1, 2012; 6,009 of the shares listed will vest ratably on July 1 of each year until July 1, 2013; and 16,574 of the shares listed will vest ratably on July 1 of each year until July 1, 2014, at which respective times such shares will be fully vested, subject to the NEO still being employed with us at such vesting dates.

(6)
17,500 of the shares listed will vest ratably on July 1 of each year until July 1, 2012; 7,558 of the shares listed will vest ratably on July 1 of each year until July 1, 2013; and 17,469 of the shares listed will vest ratably on July 1 of each year until July 1, 2014, at which respective times such shares will be fully vested, subject to the NEO still being employed with us at such vesting dates.

(7)
16,250 of the shares listed will vest ratably on July 1 of each year until July 1, 2012; 6,009 of the shares listed will vest ratably on July 1 of each year until July 1, 2013; and 17,469 of the shares listed will vest ratably on July 1 of each year until July 1, 2014, at which respective times such shares will be fully vested, subject to the NEO still being employed with us at such vesting dates.

(8)
16,250 of the shares listed will vest ratably on July 1 of each year until July 1, 2012; 6,009 of the shares listed will vest ratably on July 1 of each year until July 1, 2013; and 17,469 of the shares listed will vest ratably on July 1 of each year until July 1, 2014, at which respective times such shares will be fully vested, subject to the NEO still being employed with us at such vesting dates.

Equity Awards Vested in 2010 Fiscal Year

        The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2010:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Vincent D. Foster	15,397	$233,265
Todd A. Reppert	11,707	177,361
Rodger A. Stout	10,752	162,893
Dwayne L. Hyzak	11,269	170,725
Curtis L. Hartman	10,127	153,424
David L. Magdol	10,127	153,424

(1)
Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations. Each of our NEOs elected to satisfy its tax withholding obligations by having the Company withhold a portion of its vesting shares.

(2)
Value realized upon vesting is based on the closing price of our common stock on the vesting date, July 1, 2010, which was $15.15.

Risk Management and Compensation Policies and Practices

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  compensation is allocated among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;

  •
  significant weighting towards long-term incentive compensation discourages short-term risk taking;

  •
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and

  •
  multi-year vesting of our equity awards and share ownership guidelines properly account for the time horizon of risk.

        Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2011. Percentage of beneficial ownership is based on 18,881,544 shares of common stock outstanding as of March 9, 2011.

        Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, and maintains an address c/o Main Street Capital Corporation. Our address is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

	Shares Owned Beneficially
Name	Number		Percentage
Stockholder Owning 5% or greater of the Company's Outstanding Shares:
Don A. Sanders	953,575	(1)	5.05%
600 Travis, Suite 5800
Houston, Texas 77002
Independent Directors:
Michael Appling Jr.	26,739		*
Joseph E. Canon	18,529		*
Arthur L. French	22,161		*
William D. Gutermuth	17,603		*
Interested Directors:
Vincent D. Foster	1,208,703	(2)	6.40%
Todd A. Reppert	695,989	(3)	3.69%
Executive Officers:
Rodger A. Stout	102,858		*
Dwayne L. Hyzak	268,184		1.42%
Curtis L. Hartman	205,490	(4)	1.09%
David L. Magdol	274,495		1.45%
Jason B. Beauvais	19,870		*
Michael S. Galvan	13,272		*
All Directors and Executive Officers as a Group (12 persons)	2,873,893		15.22%

*
Less than 1%

(1)
Includes 65,787 shares owned by Sanders Opportunity Fund, L.P. and 209,595 shares owned by Sanders Opportunity Fund (Institutional), L.P. for which Mr. Sanders serves as the Chief Investment Officer and exercises voting and dispositive power as manager of SOF Management, LLC, the general partner of such funds; thus, he may also be deemed to be the beneficial owner of these securities. Mr. Sanders disclaims any beneficial ownership of the reported securities owned by Sanders Opportunity Fund, L.P. and

  Sanders Opportunity Fund (Institutional), L.P. in excess of his pecuniary interest in such securities. Mr. Sanders is a registered representative of Sanders Morris Harris Inc., a registered broker dealer and investment adviser. SOF Management, LLC, the general partner of the two funds is wholly-owned by Sanders Morris Harris Inc. Also represents 626,974 shares held in client brokerage accounts over which Mr. Sanders has shared dispositive power and shares held by a trust for which Mr. Sanders serves as a co-trustee. Mr. Sanders disclaims beneficial ownership of all shares held in client brokerage accounts over which he has shared dispositive power. All information regarding this share ownership was obtained from the Schedule 13G/A filed by Mr. Sanders on February 1, 2011.

(2)
Includes 9,247 shares of common stock held by Foster Irrevocable Trust for the benefit of Mr. Foster's children. Although Mr. Foster is not the trustee, and accordingly does not have voting power or dispositive power over these shares, he may from time to time direct the trustee to vote and dispose of these shares. Also includes 2,688 shares and 2,630 shares held in custodial accounts for Mr. Foster's daughters, Amy Foster and Brittany Foster, respectively.

(3)
Includes 160,243 shares of common stock held by Reppert Investments Limited Partnership which are beneficially owned by Mr. Reppert.

(4)
Includes 138,947 shares of common stock held in margin accounts or otherwise pledged.

        The following table sets forth, as of March 9, 2011, the dollar range of our equity securities that is beneficially owned by each of our directors.

Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Vincent D. Foster	over $100,000
Todd A. Reppert	over $100,000
Independent Directors:
Michael Appling Jr.	over $100,000
Joseph E. Canon	over $100,000
Arthur L. French	over $100,000
William D. Gutermuth	over $100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of equity securities beneficially owned by our directors is based on a stock price of $19.23 per share as of March 9, 2011.

(3)
The dollar range of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

AUDIT COMMITTEE REPORT

        The Audit Committee is appointed by the Board of Directors to review Main Street Capital Corporation's financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of Main Street's independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that Main Street's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

        In making our recommendation that Main Street's financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, we have taken the following steps:

  •
  We discussed with Grant Thornton LLP, or Grant Thornton, Main Street's independent registered public accounting firm for the year ended December 31, 2010, those matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

  •
  We conducted periodic executive sessions with Grant Thornton, with no members of Main Street's management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

  •
  We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton's communications with us concerning independence, and we discussed with Grant Thornton its independence from Main Street. We also considered whether the provision of non-audit services to Main Street is compatible with Grant Thornton's independence.

  •
  We determined that there were no former Grant Thornton employees, who previously participated in the Main Street audit, engaged in a financial reporting oversight role at Main Street.

  •
  We reviewed, and discussed with Main Street's management and Grant Thornton, Main Street's audited consolidated balance sheet at December 31, 2010, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2010.

        Based on the reviews and actions described above, we recommended to the Board of Directors that Main Street's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Michael Appling Jr., Chair Joseph E. Canon Arthur L. French

APPROVAL TO AUTHORIZE THE SALE OF COMMON STOCK, WITH APPROVAL OF
OUR BOARD OF DIRECTORS, DURING THE NEXT YEAR AT A PRICE BELOW
NET ASSET VALUE PER SHARE

(ITEM 2)

        We are a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value per share, or NAV, of such stock, with certain exceptions. One such exception would permit us to sell shares of our common stock during the next year at a price below the then current NAV if our stockholders approve such a sale and our Board of Directors makes certain determinations. Pursuant to this provision and in accordance with the requirements of the 1940 Act, we are seeking the approval of our stockholders so that we may sell or otherwise issue shares of our common stock, in one or more public or private offerings, for cash or securities at a price per share below our then current NAV, subject to certain conditions discussed below. If approved, the authorization would not include a limitation as to the number of shares of common stock that we may issue below NAV or the level of discount from NAV as to which such shares may be issued. If approved, the authorization would be effective for a period expiring on the earlier of the anniversary of the date of the 2011 Annual Meeting or the date of our 2012 Annual Meeting, which is expected to be held in June 2012.

        Generally, equity securities sold in public securities offerings are priced based on market prices, rather than NAV. We are seeking the approval of our common stockholders to offer and sell shares of common stock at prices that, net of underwriting discount or commissions, may be less than NAV so as to permit the flexibility in pricing that market conditions generally require and permit us to take advantage of other opportunities that may be beneficial to our stockholders.

Reasons to Offer Common Stock Below NAV

        The broader fundamentals of the United States economy remain uncertain. Unemployment levels remain elevated and other economic fundamentals remain depressed. In the event that the United States economic performance contracts, it is likely that the financial results of small- to mid-sized companies, like those in which we invest, could experience deterioration or limited growth, which could ultimately lead to difficulty in meeting their debt service requirements and an increase in defaults. This could lead to significant stock price volatility for capital providers such as Main Street and could make access to capital more challenging for many firms. However, for firms that continue to have access to capital, such an environment may provide more attractive investment opportunities. Our ability to take advantage of these opportunities will depend on our access to equity capital.

        As a BDC and a regulated investment company, or RIC, for tax purposes, Main Street is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents us from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of no more than 1:1, which requires us to finance our investments with at least as much equity as debt in the aggregate. In order to continue to build our investment portfolio, and thereby support or grow our dividends, we endeavor to periodically have access to capital through the public and private equity markets, enabling us to take advantage of favorable investment opportunities as they arise.

        We may also use shares of our common stock as currency in connection with the acquisition of securities of other entities. In this regard, our ability to issue shares of our common stock in exchange for securities of other entities may provide us with a competitive advantage in securing attractive investment opportunities in the current environment.

        Our common stock has traded both at a premium and at a discount in relation to NAV. The possibilities that shares of our common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether any shares of our common stock issued in the future will trade at, above or below NAV. The following table lists the high and low sales prices for our common stock for each quarter since our initial public offering, and the sales price as a percentage of NAV. On April 1, 2011, the last reported closing sale price of our common stock on the New York Stock Exchange was $18.73 per share.

		Price Range		Percentage of High Sales Price to NAV(2)	Percentage of Low Sales Price to NAV(2)
	NAV(1)	High	Low
Year ended December 31, 2011
First Quarter (to April 1, 2011)	*	$19.71	$17.86	*	*
Year ended December 31, 2010
Fourth Quarter	$13.06	$18.19	$16.01	139%	123%
Third Quarter	12.73	16.90	14.78	133	116
Second Quarter	12.21	16.90	13.71	138	112
First Quarter	11.95	16.14	13.95	135	117
Year ended December 31, 2009
Fourth Quarter	$11.96	$16.35	$13.29	137%	111%
Third Quarter	12.01	14.25	13.03	119	108
Second Quarter	11.80	14.74	9.66	125	82
First Quarter	11.84	10.43	9.07	88	77
Year ended December 31, 2008
Fourth Quarter	$12.20	$11.95	$8.82	98%	72%
Third Quarter	12.49	14.40	11.38	115	91
Second Quarter	13.02	14.40	10.90	111	84
First Quarter	12.87	14.10	12.75	110	99
Year ended December 31, 2007
October 5, 2007 to December 31, 2007(3)	$12.85	$15.02	$13.60	117%	106%

(1)
Net asset value per share, or NAV, is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period. Net asset value has not yet been determined for the first quarter of 2011.

(2)
Calculated as the respective high or low share price divided by NAV for such quarter.

(3)
Our stock began trading on October 5, 2007.

        The unprecedented nature of the recent credit market dislocation and the related uncertainty surrounding the U.S. economy led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, our common stock may periodically trade below its NAV, which is not uncommon for business development companies. As noted above, however, the market dislocations have created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. We expect to periodically be presented with attractive opportunities that require us to make an investment commitment quickly, and we may be unable to capitalize on investment opportunities presented unless we are able to quickly raise capital or use our common stock as currency to effectuate these investment transactions. Stockholder approval of the proposal to sell shares below NAV, subject to the conditions detailed below, will provide us with the flexibility to take advantage of those opportunities.

        Our Board of Directors believes that having the flexibility to issue our common stock below NAV in certain instances is in the best interests of our stockholders. If we were unable to take advantage of attractive investment opportunities as they arise, our ability to grow over time and continue to pay sustainable dividends to our stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.

Conditions to Sales Below NAV

        If our stockholders approve this proposal, we will only sell shares of our common stock at a price below NAV if the following conditions are met:

  •
  a majority of our independent directors who have no financial interest in the sale have approved the sale; and

  •
  a majority of such directors, who are not interested persons of Main Street, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, you should consider the potentially dilutive effect of the issuance of shares of our common stock at less than NAV on the net asset value per outstanding share of common stock. Any sale of our common stock at a price below NAV would result in an immediate dilution to our existing stockholders. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder's interest in our earnings and assets and in voting interest than the increase in our assets resulting from such issuance. If this proposal is approved, we will be permitted to sell any amount of our common stock at any discount to our then-current NAV subject to the conditions set forth above; however, our directors will consider the potential dilutive effect of the issuance of shares when considering whether to authorize any such issuance and will act in our and our stockholders best interests in doing so.

        The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of our common stock, and thus any future issuance of our common stock will dilute such stockholders' holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if our current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration on the potential dilutive effect of an offering of our common stock at a price below NAV, please see the table below under the heading "Examples of Dilutive Effect of the Issuance of Shares Below NAV."

        Any sale of substantial amounts of our common stock or other securities in the open market may adversely affect the market price of our common stock and may adversely affect our ability to obtain future financing in the capital markets. In addition, future sales of our common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other stockholders.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

        The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

        The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV) and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder A
Share Dilution
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
NAV Dilution
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
NAV Dilution per Share
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage NAV Dilution Experienced by Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

Required Vote

        Pursuant to the 1940 Act, approval of this proposal requires the affirmative vote of: (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of Main Street, which includes directors, officers, employees, and 5% stockholders.

        For purposes of this proposal, the 1940 Act defines "a majority of the outstanding shares" as: (A) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of Main Street are present or represented by proxy; or (B) 50% of the outstanding voting securities of Main Street, whichever is the less. Abstentions will have the effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO
AUTHORIZE US, WITH APPROVAL OF OUR BOARD OF DIRECTORS, TO SELL SHARES OF
OUR COMMON STOCK DURING THE NEXT YEAR AT A PRICE BELOW OUR THEN
CURRENT NET ASSET VALUE PER SHARE.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(ITEM 3)

        Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs is reasonable and not excessive. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the "Compensation of Executive Officers" section of this proxy statement.

        Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act"), which requires, among other things, a non-binding advisory "Say on Pay" vote and gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote, this proposal is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, or require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs' compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

        We are asking stockholders to vote "For" the following advisory resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs as disclosed in the Proxy Statement for Main Street Capital Corporation's 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"), including the CD&A, the 2010 Summary Compensation Table and the other related tables and disclosures."

Required Vote

        The approval of this advisory resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THIS ADVISORY RESOLUTION.

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(ITEM 4)

        In addition to the advisory "Say on Pay" vote, the Act also requires a related non-binding advisory vote that enables our stockholders to indicate their preference as to how frequently we should seek an advisory "Say on Pay" vote on the compensation philosophy, policies and procedures and the compensation of our NEOs, as disclosed pursuant to the SEC's compensation disclosure rules, such as the proposal in "Advisory Vote on Executive Compensation (Item 2)" included in this proxy statement. By voting on this proposal, stockholders may indicate whether they prefer that we conduct the advisory "Say on Pay" vote every three years, every two years or every year. Stockholders also may, if they wish, abstain from casting a vote on this proposal. After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years (a triennial vote) is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every three years for the advisory vote on executive compensation.

        Setting a three-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote once every three years will be the most effective timeframe for us to respond to stockholders' feedback by providing us with sufficient time to engage with stockholders to understand and respond to the vote results. Also, our executive compensation programs are based on our long-term business strategy, which is more appropriately assessed over a three-year timeframe. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders as appropriate regarding our executive compensation program during the period between advisory votes on executive compensation.

        This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

Text of the Resolution to be Adopted

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

          "RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be deemed the preferred frequency selected by stockholders on an advisory basis with which Main Street is to hold a stockholder "Say on Pay" vote to approve the compensation philosophy, policies and procedures and the compensation of the NEOs, as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure shall include the CD&A, the Summary Compensation Table, and the other related tables and disclosures)."

Vote Required

        The period receiving the greatest number of votes as set forth in this proposal will be the frequency of the advisory vote on the compensation of our named executive officers that has been approved by our stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on us, our Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR A FREQUENCY OF "THREE YEARS"
FOR FUTURE NON-BINDING "SAY ON PAY" STOCKHOLDER
VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        For the years ended December 31, 2010 and December 31, 2009, Main Street incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Audit Fees	$299,451	$400,013
Audit Related Fees	53,000	58,300	(1)
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$352,451	$458,313

(1)
Includes fees and expenses related to the audit of Main Street Capital II, LP in connection with the exchange offer transactions.

        Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

        Audit Related Fees.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

        Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

        All Other Fees.    Fees for other services would include fees for products and services other than the services reported above.

        It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

        We co-invested with Main Street Capital II, LP ("MSC II") in several existing portfolio investments prior to our initial public offering (the "IPO"), but did not co-invest with MSC II subsequent to the IPO and prior to June 2008. In June 2008, we received exemptive relief from the SEC to allow us to resume co-investing with MSC II in accordance with the terms of such exemptive relief. The co-investments among us and MSC II have all been made at the same time and on the same terms and conditions. The co-investments were also made in accordance with Main Street Capital Partners, LLC's conflicts policy and in accordance with the applicable SBIC conflict of interest regulations. MSC II is managed by Main Street Capital Partners, LLC, and Main Street Capital Partners, LLC is wholly owned by us. MSC II is an SBIC fund with similar investment objectives to us and which began its investment operations in January 2006. In January 2010, we acquired (i) approximately 88% of the limited partnership interest in MSC II in exchange for shares of our common stock and (ii) 100% of the membership interest in MSC II's general partner for no consideration (the "Exchange Offer Transactions"). Each of our NEOs and two of our directors, Messrs. French and Canon, own limited partnership interests in MSC II, which were not acquired by us in the Exchange Offer Transactions.

        In addition, during the year ended December 31, 2010, one of our wholly owned subsidiaries, Main Street Capital Partners, LLC, received $3.1 million from MSC II for providing investment advisory services to MSC II. Messrs. Foster and Reppert controlled the general partner of MSC II prior to the Exchange Offer Transactions.

        On March 24, 2011, we completed an underwritten public offering of 4,025,000 shares of our common stock at a price of $18.35 per share. The underwriters of this offering were Morgan Keegan & Company, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Robert W. Baird & Co. Incorporated, Janney Montgomery Scott LLC and Sanders Morris Harris Inc. Don A. Sanders, who beneficially owned approximately 5% of our common stock at the time of the offering, is the Vice Chairman of Sanders Morris Harris Inc. In connection with the offering, Sanders Morris Harris Inc. received underwriting fees of approximately $330,000.

Review, Approval or Ratification of Transactions with Related Parties

        In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

        In accordance with the New York Stock Exchange corporate governance listing standards, the Audit Committee of our Board of Directors reviews and approves or ratifies any transactions with related parties (as such term is defined in Item 404 of Regulation S-K). There have been no transactions with related parties subsequent to our initial public offering.

        In addition, our code of business conduct and ethics, which is applicable to all our all employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests. Our code of business conduct and ethics is available at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our Web site.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2010.

STOCKHOLDERS' PROPOSALS

        Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2012 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 15, 2011. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

        In addition, any stockholder who intends to submit a proposal for consideration at our 2012 Annual Meeting, whether or not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than October 16, 2011 or later than December 15, 2011 and (2) satisfy specified requirements.

By Order of the Board of Directors,
JASON B. BEAUVAIS Secretary

Dated: April 14, 2011

PRIVACY NOTICE

        We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.

        We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

        We do not share this information with any non-affiliated third party except as described below.

  •
  The People and Companies that Make Up Main Street.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

  •
  Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

  •
  Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Michael Appling, Jr. O Joseph E. Canon O Arthur L. French O William D. Gutermuth O Vincent D. Foster O Todd A. Reppert 2. Proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share. 3. Advisory non-binding approval of executive compensation. 4. Advisory non-binding approval of frequency of future advisory votes on executive compensation. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ANNUAL MEETING OF STOCKHOLDERS OF MAIN STREET CAPITAL CORPORATION June 15, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 3 AND "3 YEARS" FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20630304000000000000 2 061511 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.mainstcapital.com/reports.php 2 years 1 year ABSTAIN 3 years FOR AGAINST ABSTAIN

0 14475 MAIN STREET CAPITAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON HELD ON JUNE 15, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Vincent D. Foster and Jason B. Beauvais as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Main Street Capital Corporation held of record by the undersigned on April 1, 2011, at the Annual Meeting of the Stockholders to be held at 1330 Post Oak Boulevard, First Floor Auditorium, Houston, Texas, or any adjournment or postponement thereof. The undersigned acknowledges receipt of Main Street Capital's Annual Report for the year ended December 31, 2010 and the Notice of 2011 Annual Meeting of Stockholders and related Proxy Statement. This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3 and "3 Years" for Proposal 4. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described below before the Annual Meeting. Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named on the reverse side to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the Proxy Statement and Proxy Voting Instructions. Thank you for voting. (Continued and to be signed on the reverse side)